Exhibit 99

                MakeMusic! Inc. Announces Second Quarter Results

     MINNEAPOLIS--(BUSINESS WIRE)--Aug. 3, 2004--

       Company posts fourth consecutive quarter of positive operating cash flow; SmartMusic(R) subscriptions more than double previous year

     MakeMusic! Inc. (Nasdaq:MMUS) today reported results for the second quarter ended June 30, 2004. Highlights include the fourth consecutive quarter of positive operating cash flow, with each quarter increasing in operating cash provided, and a 74% increase in revenue over the same quarter of 2003.
     Revenues for the second quarter of fiscal 2004 were $2,403,000, a 74% increase over revenues of $1,378,000 for the second quarter of fiscal 2003. For the most recent trailing twelve-month period, total revenues were $9,920,000, representing growth of 34% compared with the corresponding trailing twelve-month period a year earlier.
     The increase in revenues compared to the prior trailing twelve-month period is primarily a result of the continuing strong sales of the Finale(R) 2004 music notation software product and a new release of the lower-priced PrintMusic(R) music notation software product in May 2004. Finale 2004 for Windows and Macintosh (including the Macintosh(R) OS X operating system) continue to maintain a higher sales level than any previous Finale release. For the trailing twelve months ended June 30, 2004, revenues from the Finale family of products were $9,047,000. This represents a growth of 29% over the corresponding period a year earlier, which is higher than the company's historic annual growth trend for notation software.
     The company's quarterly revenues are cyclical, with the first and second quarters being historically lower than the third and fourth quarters. The cyclical nature is mainly due to the timing of Finale family upgrade releases, which typically occur in the third or fourth quarter. However, with the release of a new version of PrintMusic, the later than normal release of Finale 2004 for Macintosh (in January 2004), and the continued strong sales of Finale 2004 for Windows, revenue in the first and second quarters of 2004 was higher than historical trends. With the release of Finale 2005 anticipated in the third quarter, the company expects its quarterly revenues will return to their historical cyclical nature for the remainder of 2004 and the first two quarters of 2005.
     Net loss for the second quarter of 2004 was $428,000, or $(0.13) per share, compared to a net loss of $1,464,000, or $(0.44) per share, in the same quarter of 2003. The decrease in net loss is due primarily to the increase in revenue.
     SmartMusic subscription revenue in the second quarter of 2004 was $165,000, an $80,000, or 94%, increase above the $85,000 of SmartMusic subscription revenue in the second quarter of 2003. Subscription service revenues are accounted for over the period of the subscription, generally either one or twelve months, and are continuing to show strong growth as evidenced by the increase in deferred revenue over the prior year. Deferred subscription revenue, to be recognized over the remaining subscription period, was $400,000 as of June 30, 2004, compared to $200,000 at June 30, 2003.
     The total number of SmartMusic subscriptions as of June 30, 2004 was more than 25,000, generating an annual revenue run rate (total revenue to be earned on subscriptions over a twelve-month period) of $725,000, which represents a 33% increase over the annual run rate as of December 31, 2003, and a 94% increase over the run-rate as of June 30, 2003.
     SmartMusic subscriptions and revenues fall into three main categories: schools, school-sponsored homes, and regular home subscriptions. As of June 30, 2004, the company had:

     -- More than 2,500 schools subscribing to the SmartMusic service with over 7,560 subscriptions. This is a net increase of approximately 380 schools and 1,760 subscriptions since December 31, 2003. These schools' subscriptions correspond to annual subscription revenue of $285,000 to be recognized over the subscription period.

     -- More than 460 schools participating in the school-sponsored home subscription program, for a total of 16,550 school-sponsored home subscriptions generating annual revenue of $285,000 as of June 30, 2004. This is an increase of approximately 130 schools and 6,150 school-sponsored home subscriptions since December 31, 2003.

     -- More than 1,600 regular home subscribers with annual revenue of $155,000, approximately 350 more than at December 31, 2003.

     The annual run rate of $725,000 differs from the deferred revenue of $400,000 because the annual run is the total revenue for twelve months on all combined monthly and annual subscriptions that are held by customers as of June 30, 2004, while deferred revenue includes only annual subscriptions and is only for the portion of the year remaining until the subscription period ends. The run rate does not include any forecasts of new customers, but gives the annual revenue assuming that the company maintains its current customers at their current subscription level. Management believes that the presentation of the annual run rate provides useful information to investors regarding the success of the subscription program by disclosing the amount of revenue that may be earned on an annual basis from all current customers in contrast with deferred revenue, which shows only a portion of revenue, and historical subscription revenue. These financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.
     For the second quarter 2004, gross margin of $1,893,000 was $837,000, or 79%, higher than the same quarter a year earlier. The increase is primarily due to the market acceptance of the Finale 2004 for both Macintosh and Windows and the release of a new version of PrintMusic. Gross margin as a percentage of sales was higher than the second quarter of 2003 because the revenue increase was generated primarily by Finale, a relatively high margin product.
     Net cash provided by operating activities was $299,000, an $898,000 improvement over $589,000 of cash used in operating activities in the second quarter of 2003. This is a result of the decrease in net loss resulting from the increased revenue over the prior year. Net cash provided by operating activities over the trailing twelve-month period ended June 30, 2004 was $812,000, a $3,381,000 improvement over $2,569,000 of cash used in operating activities for the trailing twelve-month period ended June 30, 2003.
     "The strength in the sale of our 2004 Finale products demonstrates the results of our providing the marketplace with outstanding products with new features our customers desire. With the continuing growth of our SmartMusic business and the four consecutive quarters of positive operating cash flow, we have achieved some significant milestones," stated Bill Wolff, chief executive officer. "This is an exciting time for the company and we remain confident in our 2004 goal to achieve positive annual operating cash flow."
     "SmartMusic continues to be adopted by more and more schools," stated President John Paulson. "In addition, a larger percentage of those schools are signing up students for home subscriptions. Even though the company has lacked the financial resources to promote SmartMusic, word of mouth amongst teachers, parents and students continues to double the business each year. In early 2005, we believe we will start to see the results of Hal Leonard Corporation's bundling of SmartMusic with its leading beginning band and orchestra method, Essential Elements. This bundle puts SmartMusic into 1M books for beginning music students - exactly the type of exposure and endorsement that can drive SmartMusic subscriptions."

     About MakeMusic! Inc.

     MakeMusic!(R) Inc. is a world leader in music education technology whose mission is to enhance and transform the experience of making, teaching and learning music. Among its leading products are Finale(R), the world's best-selling music notation software, and SmartMusic(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minnesota. The company can be reached at www.makemusic.com.

     Cautionary Statements

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Our forward-looking statements in this release generally relate to our expectations as to product revenue and cash flow and the sufficiency of capital to fulfill future needs. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include, but are not limited to, the market acceptance of our products; the intense competition we face; the rapid technological changes and obsolescence in our industry; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.


                            MakeMusic! Inc.
                 Condensed Consolidated Balance Sheets
                    (In thousands of U.S. dollars)


                                               June 30,   December 31,
                                                 2004         2003
                                              ----------- ------------
                                              (unaudited)    (Note)
Assets
Current assets:
 Cash and cash equivalents                        $1,784       $1,467
 Accounts receivable, net                            783          494
 Inventories                                         262          273
 Value added tax receivable                           36           32
 Prepaid expenses and other current assets           141          175
                                              ----------- ------------
Total current assets                               3,006        2,441
Property and equipment, net                          244          280
Goodwill, net                                      3,630        3,630
Capitalized software products                        493          599
Intangible assets, net                             1,259        1,718
Other non-current assets                             112           88
                                              ----------- ------------
Total assets                                      $8,744       $8,756
                                              =========== ============

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                   $394         $417
 Accrued compensation                                908          798
 Accrued expenses and other current
  liabilities                                        325          353
 Current portion of long-term debt and capital
  leases obligations                                   6           57
 Reserve for product returns                         377          355
 Deferred revenue                                    607          660
                                              ----------- ------------
Total current liabilities                          2,617        2,640

Long-term debt and capital lease obligations,
 net of current portion                               19           21

Shareholders' equity:
 Common stock                                         34           34
 Additional paid-in capital                       61,570       61,553
 Accumulated deficit                             (55,417)     (55,339)
 Deferred compensation                               (79)        (153)
                                              ----------- ------------
Total shareholders' equity                         6,108        6,095
                                              ----------- ------------
Total liabilities and shareholders' equity        $8,744       $8,756
                                              =========== ============


NOTE: The Balance Sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not reflect all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.



                            MakeMusic! Inc.
            Condensed Consolidated Statements of Operations
         (In thousands of U.S. dollars, except per share data)
                              (Unaudited)


                            Quarter Ended         Six Months Ended
                              June 30,                June 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

NET REVENUE                $2,403      $1,378      $5,598      $3,035

COST OF REVENUES              510         322       1,024         704
                       ----------- ----------- ----------- -----------

GROSS PROFIT                1,893       1,056       4,574       2,331

OPERATING EXPENSES:
 Website development
  expenses                    141         141         282         209
 Content and product
  development expenses        452         535         946       1,091
 Selling and marketing
  expenses                    894         782       1,779       1,823
 General and
  administrative
  expenses                    935         980       1,753       1,984
                       ----------- ----------- ----------- -----------

Total operating
 expenses                   2,422       2,438       4,760       5,107
                       ----------- ----------- ----------- -----------

LOSS FROM OPERATIONS         (529)     (1,382)       (186)     (2,776)

 Interest
  income/(expense), net         3          (6)          2        (732)
 Other
  income/(expense), net        98         (76)        108         (76)
                       ----------- ----------- ----------- -----------
Net loss before income
 tax                         (428)     (1,464)        (76)     (3,584)

Income Tax                     --          --          (2)         (2)
                       ----------- ----------- ----------- -----------
Net loss                    $(428)    $(1,464)       $(78)    $(3,586)
                       =========== =========== =========== ===========

Basic and diluted loss
 per common share         $ (0.13)     $(0.44)    $ (0.02)    $ (1.18)

Weighted average common
 shares outstanding     3,366,297   3,356,330   3,361,368   3,042,016



                            MakeMusic! Inc.
            Condensed Consolidated Statements of Cash Flows
         (In thousands of U.S. dollars, except per share data)
                              (Unaudited)


                                      Quarter Ended   Six Months Ended
                                         June 30,         June 30,
                                      2004     2003    2004     2003
                                     ------- -------- ------- --------
Operating Activities
Net (loss) income                     $(428) $(1,465)   $(78) $(3,586)
Adjustments to reconcile net (loss)
 income to net cash used in operating
 activities:
  Amortization of intangible assets     320      328     672      647
  Depreciation of property and
   equipment                             47      105      99      242
  Amortization of deferred
   compensation                          37       41      75       80
  Interest on bridge loan and
   discount                              --       --      --      718
  Issuance of stock options and
   warrants for services                  3        1       5        2
  Foreign currency translation loss
   recorded                              --      186      --      145
  Increase (decrease) in cash from:
     Accounts receivable               (128)     159    (288)      52
     Inventories                        (23)      36      10       24
     Prepaid expenses and other
      current assets                      7      (16)      3       34
     Accounts payable                   168     (298)    (22)    (393)
     Accrued liabilities and product
      returns                           262      272     102     (132)
     Deferred revenue                    34      102     (53)     190
                                     ------- -------- ------- --------
Net cash provided (used) by operating
 activities                             299     (549)    525   (1,977)

Net cash used by investing activities
Purchases of property and equipment (38) (59) (63) (67) Capitalized development and other
 intangibles                            (57)     (46)   (104)     (74)
                                     ------- -------- ------- --------
Net cash provided (used) by investing
 activities                             (95)    (105)   (167)    (141)

Net cash provided (used) by financing
 activities
Issuance of shares                       12       --      12    2,120
Proceeds from revolving note payable,
 net                                     --      111      --       22
Payments on long-term debt and
 capital leases                           4       16     (53)       5
                                     ------- -------- ------- --------
Net cash provided (used) by financing
 activities                              16      127     (41)   2,147
                                     ------- -------- ------- --------
Net increase in cash and cash
 equivalents                            220     (527)    317       29

Cash and cash equivalents, beginning
 of period                            1,564    2,025   1,467    1,469
                                     ------- -------- ------- --------
Cash and cash equivalents, end of
 period                              $1,784   $1,498  $1,784   $1,498
                                     ======= ======== ======= ========


    CONTACT: MakeMusic! Inc., Minneapolis
             Bill Wolff, 952-906-3640
             bwolff@makemusic.com